UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 14, 2016

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2016, MagneGas Corporation (the “Company”) received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has been granted an additional 180 calendar days, or until June 12, 2017, to regain compliance with the minimum $1.00 bid price per share requirement of the Listing Rules of Nasdaq.

As previously disclosed on the Current Report on Form 8-K filed on June 22, 2016 with the Securities and Exchange Commission, on June 16, 2016, the Company received a written notification from the Listing Qualifications Department of Nasdaq notifying the Company that it had failed to comply with Nasdaq’s Listing Rule 5550(a)(2) (the “Rule”) because the bid price for the Company’s common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing.  The notification had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market.

In accordance with Nasdaq’s Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until December 13, 2016, to regain compliance with the Rule.  At the beginning of December 2016, the Company determined that it would not be in compliance with the Rule by December 13, 2016, which would subject the Company’s common stock to delisting from The Nasdaq Capital Market.  As a result, the Company notified Nasdaq and applied for an extension of the cure period, as permitted under the original notification.  In the application, the Company indicated that it met all other continuing listing requirements for the Nasdaq Capital Market and provided written notice of its intention to cure the deficiency during the second compliance period of an additional 180 days by effecting a reverse stock split, if necessary.

If at any time before June 12, 2017, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule.

If compliance with the Rule cannot be demonstrated by June 12, 2017, Nasdaq will provide written notification that the Company’s common stock will be delisted.  At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance.  These options include effecting a reverse stock split.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Letter from Listing Qualifications Department of The Nasdaq Stock Market, dated December 14, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: December 15, 2016	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer

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